UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12
US FOODS HOLDING CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PROXY SUPPLEMENT

Supplementary Information About the 2023 Annual Meeting of Shareholders
To Be Held on Thursday, May 18, 2023

This proxy statement supplement (this “Supplement”) supplements and amends the definitive proxy statement dated April 5, 2023 (the “Proxy Statement”) of US Foods Holding Corp. (the “Company”) furnished to holders of Company common stock, par value $0.01 per share (“Common Stock”), in connection with the solicitation of proxies on behalf of the board of directors of the Company (the “Board”) for the 2023 annual meeting of stockholders scheduled to be held on May 18, 2023 (including any adjournments, postponements or continuations thereof, the “2023 Annual Meeting”) at 9:00 a.m. Central Daylight Time. The record date for the determination of the shareholders who are entitled to vote at the 2023 Annual Meeting has not changed as a result of the supplemental information provided herein and remains the close of business on March 21, 2023. This Supplement, which includes additional information that should be read in conjunction with the Proxy Statement, is dated May 3, 2023.

Proposal 4: Amend our Restated Certificate of Incorporation to add a Federal Forum Selection Provision

As set forth in Proposal 4 in the Proxy Statement, the Board has unanimously approved and declared advisable, and recommends that our stockholders adopt, an amendment to our Restated Certificate of Incorporation to add a federal forum provision for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”). We are seeking stockholder approval to amend the TENTH Article of our Restated Certificate of Incorporation to provide that, unless we consent in writing to the selection of an alternative forum, the federal courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act (the “Federal Forum Charter Amendment”). For the avoidance of doubt, the Federal Forum Charter Amendment does not specify any particular district or circuit court.

Our Restated Certificate of Incorporation currently has a forum selection clause that does not include a federal forum selection provision for claims arising under the Securities Act. As part of its continuing review of the elements of our corporate governance standards and practices, the Board concluded that including a federal forum clause is a helpful change that would improve the fairness and uniform adjudication of actions arising under the Securities Act. As a result, on November 2, 2022, the Board approved an amendment to include a federal forum selection provision in our Amended and Restated Bylaws (the “Bylaws Amendment”), which became effective the same day. In addition, our Board has determined that it is in the best interests of the Company and its stockholders to seek to include a federal forum selection provision in our Restated Certificate of Incorporation.

It is our intention that should the Federal Forum Charter Amendment not be approved by the Company’s stockholders at the 2023 Annual Meeting, then the Board will promptly amend the Company’s Amended and Restated Bylaws to remove the federal forum provision effected by the previously adopted Bylaws Amendment.

Except as described in this Supplement, none of the items or information presented in the Proxy Statement is affected by this Supplement. This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the Proxy Statement contains other important additional information that should be read in conjunction with this Supplement.

If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any action unless you wish to change your vote.